Exhibit 10.1



                              EMPLOYMENT AGREEMENT

                  EMPLOYMENT AGREEMENT dated as of September 2,1999, by and between SpectraSite Holdings, Inc., a Delaware corporation (the "Company"), and CALVIN J. PAYNE (the "Employee").


                              W I T N E S S E T H:

                  WHEREAS, pursuant to the Amended and Restated Agreement and Plan of Merger among the Company, Westower Corporation, New W Acquisition Corp., SpectraSite, Inc., and W Acquisition Corp. (the "Merger Agreement"), the Company agreed to enter into an Employment Agreement with the Employee effective as of the date of the consummation of the Merger; and

                  WHEREAS, the Company desires to induce the Employee to enter into employment with the Company for the period provided in this Agreement, and the Employee is willing to accept such employment with the Company on a full-time basis, all in accordance with the terms and conditions set forth below;

                  NOW, THEREFORE, for and in consideration of the premises hereof and the mutual covenants contained herein, the parties hereto hereby covenant and agree as follows:

                  1. Employment. (a) The Company hereby agrees to employ the Employee, and the Employee hereby agrees to accept such employment with the Company, beginning on the date hereof and continuing for the period set forth in
Section 2 hereof, all upon the terms and conditions hereinafter set forth.

                           (b)      The Employee affirms and represents that as
of the commencement of his employment by the Company on the date hereof he is under no obligation to any former employer or other party which is in any way inconsistent with, or which imposes any restriction upon, the Employee's acceptance of employment hereunder with the Company, the employment of the Employee by the Company, or the Employee's undertakings under this Agreement.

                  2. Term of Employment. (a) Unless earlier terminated as provided in this Agreement, the term of the Employee's employment under this Agreement shall be for a period beginning on the date hereof and ending on the third anniversary of the date hereof (the "Initial Term").


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                           (b)      The term of the Employee's employment under
this Agreement shall be automatically renewed for additional one-year terms (each a "Renewal Term") upon the expiration of the Initial Term or any Renewal Term unless the Company or the Employee delivers to the other, at least one year prior to the expiration of the Initial Term or the then current Renewal Term, as the case may be, a written notice specifying that the term of the Employee's employment will not be renewed at the end of the Initial Term or such Renewal Term, as the case may be. The period from the date hereof until the third anniversary of said date or, in the event that the Employee's employment hereunder is earlier terminated as provided herein or renewed as provided in this Section 2(b), such shorter or longer period, as the case may be, is hereinafter called the "Employment Term."

                  3. Duties. The Employee shall be employed as Executive Vice President--Construction Operations of the Company, shall faithfully and competently perform such duties as inhere in such position and shall also perform and discharge such other executive employment duties and responsibilities as the Board of Directors and/or the Chief Executive Officer of the Company shall from time to time determine. The Employee shall perform his duties principally at Surrey, British Columbia with such travel to such other locations from time to time as the Board of Directors and/or the Chief Executive Officer of the Company may reasonably prescribe. Except as may otherwise be approved in advance by the Board of Directors and/or the Chief Executive Officer of the Company, and except during vacation periods and reasonable periods of absence due to sickness, personal injury or other disability, the Employee shall devote his full business time throughout the Employment Term to the services required of him hereunder. The Employee shall render his business services exclusively to the Company and its subsidiaries during the Employment Term and shall use his best efforts, judgment and energy to improve and advance the business and interests of the Company and its subsidiaries in a manner consistent with the duties of his position. Nothing contained in this Section 3 shall preclude the Employee from performing services for charitable or not-for-profit community organizations, provided that such activities do not interfere with the Employee's performance of his duties and responsibilities under this Agreement.

                  4. Salary. As compensation for the performance by the Employee of the services to be performed by the Employee hereunder during the Employment Term, the Company shall pay the Employee a base salary at the annual rate of One Hundred Sixty-Five Thousand Dollars ($165,000) (said amount, together with any increases thereto as may be determined from time to time by the Board of Directors of the Company in its sole discretion, being hereinafter referred to as "Salary"). Any Salary payable hereunder shall be paid in regular intervals in accordance with the Company's payroll practices from time to time in effect.

                  5. Benefits. During the Employment Term, the Employee shall:


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                                  (i)   be eligible to participate in employee
     fringe benefits and pension and/or profit sharing plans that may be provided by the Company for its senior executive employees in accordance with the provisions of any such plans, as the same may be in effect from time to time;

                                 (ii) be eligible to  participate in any medical
     and health plans or other employee welfare benefit plans that may be provided by the Company for its senior executive employees in accordance with the provisions of any such plans, as the same may be in effect from time to time;

                                (iii) be entitled to the number of paid vacation
     days in each calendar year determined by the Company from time to time for its senior executive officers, provided that such number of paid vacation days in each calendar year shall not be less than twenty work days (four calendar weeks); the Employee shall also be entitled to all paid holidays given by the Company to its senior executive officers;

                                 (iv) be eligible for consideration by the Board
     of Directors of the Company for awards of stock options under any stock option plan which may be established by the Company for its and its subsidiaries' key employees, the amount, if any, of shares for which options may be granted to Employee to be in the sole discretion of the Board of Directors of the Company;

                                  (v) be entitled  to sick  leave,  sick pay and
     disability benefits in accordance with any Company policy that may be applicable to senior executive employees from time to time; and

                                 (vi)   be entitled to reimbursement for all
     reasonable and necessary out-of-pocket business expenses incurred by the Employee in the performance of his duties hereunder in accordance with the Company's normal policies from time to time in effect (including, without limitation, relocation expenses).

                  6. Confidential Information. The Employee hereby covenants, agrees and acknowledges as follows:

                           (a)      The Employee has and will have access to and
will participate in the development of or be acquainted with confidential or proprietary information and trade secrets related to the business of the Company and any present or future subsidiaries or affiliates of the Company (collectively with the Company, the "Companies"), including but not limited to
(i) customer lists; claims histories, adjustments and settlements and related records and compilations of information; the identity, lists or descriptions of any new customers, referral sources or organizations;


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financial  statements;  cost reports or other  financial  information;  contract proposals  or bidding  information;  business  plans;  training  and  operations
methods  and  manuals;   personnel  records;  software  programs;   reports  and
correspondence; and management systems, policies or procedures, including related forms and manuals; (ii) information pertaining to future developments such as future marketing or acquisition plans or ideas, and potential new business locations; (iii) confidential or non-public information relating to business operations and strategic plans of third parties with which the Companies have or may be assessing commercial arrangements, including, without limitation, site build and deployment plans and schedules, search ring and site
locations  or  potential   locations,   actual  or  projected   wireless  system
subscribers and capital expenditures and operating cost information ("Third Party Information") and (iv) all other tangible and intangible property, which are used in the business and operations of the Companies but not made public. The information and trade secrets relating to the business of the Companies described hereinabove (including Third Party Information) in this paragraph (a) are hereinafter referred to collectively as the "Confidential Information,"
provided  that  the  term   Confidential   Information  shall  not  include  any
information (x) that is or becomes generally publicly available (other than as a result of violation of this Agreement by the Employee), (y) that the Employee receives on a nonconfidential basis from a source (other than the Companies or their representatives) or, in the case of Third Party Information, from a source (other than the Companies, the third parties to which such information relates or their respective representatives) that is not known by him to be bound by an obligation of secrecy or confidentiality to any of the Companies (or such third parties, in the case of Third Party Information) or (z) that was in the possession of the Employee prior to disclosure by the Companies (or such third parties, in the case of Third Party Information).

                           (b)      The Employee shall not disclose, use or make
known for his or another's benefit any Confidential Information or use such Confidential Information in any way except as is in the best interests of the Companies in the performance of the Employee's duties under this Agreement. The Employee may disclose Confidential Information when required by a third party and applicable law or judicial process, but only after providing immediate notice to the Company at any third party's request for such information, which notice shall include the Employee's intent with respect to such request.

                           (c)      The Employee acknowledges and agrees that a
remedy at law for any  breach or  threatened  breach of the  provisions  of this
Section 6 would be inadequate and, therefore, agrees that the Companies shall be entitled to injunctive relief in addition to any other available rights and remedies in case of any such breach or threatened breach by the Employee (and the Employee hereby waives any requirement that any of the Companies provide a bond or other security in connection with the issuance of any such injunction); provided, however, that nothing contained


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herein shall be construed as  prohibiting  the Companies from pursuing any other rights and remedies available for any such breach or threatened breach.

                           (d)      The Employee agrees that upon termination of
his employment with the Company for any reason, the Employee shall forthwith return to the Company all Confidential Information in whatever form maintained (including, without limitation, computer discs and other electronic media).

                           (e)      The obligations of the Employee under this
Section 6 shall, except as otherwise provided herein, survive the termination of the Employment Term and the expiration or termination of this Agreement.

                           (f)      Without limiting the generality of Section
10 hereof, the Employee hereby expressly agrees that the foregoing provisions of this Section 6 shall be binding upon the Employee's heirs, successors and legal representatives.

                  7. Termination. (a) The Employee's employment hereunder shall be terminated upon the occurrence of any of the following:

                                  (i)   death of the Employee;

                                 (ii) the  Employee's  inability  to perform his
     duties on account of disability or incapacity for a period of one hundred eighty (180) or more days, whether or not consecutive, within any period of twelve (12) consecutive months;

                                (iii) the Company giving written notice,  at any
     time, to the Employee that the Employee's employment is being terminated "for cause" (as defined below);

                                 (iv) the Company giving written notice,  at any
     time, to the Employee that the Employee's employment is being terminated other than pursuant to clause (i), (ii) or (iii) above; or

                                  (v)   the Employee terminates his employment
     hereunder for any reason whatsoever (whether by reason of retirement, resignation or otherwise).

                  The following actions, failures and events by or affecting the Employee shall constitute "cause" for termination within the meaning of clause
(iii) above: (A) a conviction of the Employee of, or the entering of a plea of nolo contendere by the Employee with respect to, a felony, (B) dependence on, or habitual abuse of, controlled substances or alcohol (in the case of alcohol abuse, that has a material adverse affect on


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Employee's  performance  of his  obligations  under this  Agreement)  or acts of dishonesty by the Employee that are materially detrimental to one or more of the Companies, (C) wilful misconduct by the Employee that materially damages the business of one or more of the Companies, (D) gross negligence by the Employee in the performance of, or wilful disregard by the Employee of, his material obligations under this Agreement or otherwise relating to his employment, which gross negligence or wilful disregard continues unremedied for a period of fifteen (15) days after written notice thereof to the Employee or (E) failure by the Employee to obey the reasonable and lawful orders and policies of the Board of Directors and/or the Chief Executive Officer that are material to and consistent with the provisions of this Agreement (provided that, in the case of an indictment described in clause (A) above, and in the case of clauses (B), (C) and (E) above, the Employee shall have received written notice of such proposed termination (which notice shall state the Sections of this Agreement pursuant to which such termination is being effected and a description of the facts supporting such termination) and a reasonable opportunity (together with the Employee's counsel to discuss the matter with the Board of Directors of the Company, followed by a notice that the Board of Directors of the Company adheres to its position).

                           (b)      In the event that the Employee's employment
terminates pursuant to clause (i) or (ii) of Section 7(a) above or is terminated by the Company pursuant to clause (iv) of Section 7(a) above, whether during the Initial Term or during any Renewal Term pursuant to Section 2(b) above, then (i) during the period beginning on the date of such termination and ending on the last day of the Applicable Period (as defined in Section 9(a)), the Company shall pay to the Employee, as severance pay or liquidated damages or both, monthly payments equal to one-twelfth of the rate per annum of his Salary at the time of such termination provided, however, that no such payments shall be required to be made if the Employee fails to comply with his obligations under
Section 9 below and (ii) the Company shall continue to provide the Employee with the health insurance benefits provided to other employees of the Company (including employer contributions) from the date of such termination until the earlier to occur of (x) the last day of the Applicable Period or (y) the date upon which the Employee becomes eligible for coverage under the health insurance plan of another employer

                           (c)      Notwithstanding anything to the contrary
expressed or implied herein, except as required by applicable law and except as set forth in Section 7(b) above, the Company (and its affiliates) shall not be obligated to make any payments to the Employee or on his behalf of whatever kind or nature by reason of the Employee's cessation of employment (including, without limitation, by reason of termination of the Employee's employment by the Company's for "cause"), other than (i) such amounts, if any, of his Salary as shall have accrued and remained unpaid as of the date of said cessation and (ii) such other amounts, if any, which may be then


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otherwise payable to the Employee pursuant to the terms of the Company's benefits plans.

                           (d)      No interest shall accrue on or be paid with
respect to any portion of any payments hereunder.

                  8. Non-Assignability. (a) Neither this Agreement nor any right or interest hereunder shall be assignable by the Employee or his beneficiaries or legal representatives without the Company's prior written consent; provided, however, that nothing in this Section 8(a) shall preclude the Employee from designating a beneficiary to receive any benefit payable hereunder upon his death or incapacity.

                           (b)      Except as required by law, no right to
receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation or to exclusion, attachment, levy or similar process or to assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null, void and of no effect.

                  9.       Restrictive Covenants.

                           (a)      Competition.  During the Employment Term and
during the Applicable Period (as defined below), the Employee will not directly or indirectly (as a director, officer, executive employee, manager, consultant, independent contractor, advisor or otherwise) engage in competition with, or own any interest in, perform any services for, participate in or be connected with any business or organization which engages in competition with any of the Companies within the meaning of Section 9(d), provided, however, that the provisions of this Section 9(a) shall not be deemed to prohibit the Employee's ownership of not more than two percent (2%) of the total shares of all classes of stock outstanding of any publicly held company, or ownership, whether through direct or indirect stock holdings or otherwise, of one percent (1%) or more of any other business. For purposes of this Agreement, the "Applicable Period" shall mean the twelve (12) month period following the termination of the Employee's employment hereunder for any reason whatsoever.

                           (b)      Non-Solicitation.  During the Employment
Term and during the Applicable Period, the Employee will not directly or indirectly induce or attempt to induce any management employee of any of the Companies to leave the employ of the Company or such subsidiary or affiliate, or in any way interfere with the relationship between any of the Companies and any employee thereof.

                           (c)      Non-Interference.  During the Employment
Term and during the Applicable Period, the Employee will not directly or indirectly hire, engage,

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send any work to,  place orders with,  or in any manner be  associated  with any supplier, contractor or other business relation of any of the Companies if such action would be known by him to have a material adverse effect on the business, assets or financial condition of any of the Companies or materially interfere with the relationship between any such person or entity and any of the Companies.

                           (d)      Certain Definitions.

                                  (i) For purposes of this Section 9, a person or entity (including, without limitation, the Employee) shall be deemed to be a competitor of one or more of the Companies, or a person or entity (including, without limitation, the Employee) shall be deemed to be engaging in competition with one or more of the Companies, if such person or entity engages in the business of acquiring or constructing towers for telecom carriers or operators or engaging in any other business engaged in by the Companies at the time of termination of the Employee's employment with the Company, in either case in the geographic region encompassing the service areas in which any of the Companies conduct, or had an established plan to begin conducting, their businesses at the time of termination of the Employee's employment with the Company.

                                 (ii) For purposes of this Section 9, no corporation or entity that may be deemed to be an affiliate of the Companies solely by reason of its being controlled by, or under common control with, Welsh, Carson, Anderson & Stowe VIII, L.P. or any of their respective affiliates other than the Companies, will be deemed to be an affiliate of the Companies.

                           (e)      Certain Representations of the Employee.
In connection with the foregoing provisions of this Section 9, the Employee represents that his experience, capabilities and circumstances are such that such provisions will not prevent him from earning a livelihood. The Employee further agrees that the limitations set forth in this Section 9 (including, without limitation, time and territorial limitations) are reasonable and properly required for the adequate protection of the current and future businesses of the Companies. It is understood and agreed that the covenants made by the Employee in this Section 9 (and in Section 6 hereof) shall survive the expiration or termination of this Agreement.

                           (f)      Injunctive Relief. The Employee acknowledges
and agrees that a remedy at law for any breach or threatened breach of the provisions of Section 9 hereof would be inadequate and, therefore, agrees that the Company and any of its subsidiaries or affiliates shall be entitled to injunctive relief in addition to any other available rights and remedies in cases of any such breach or threatened breach (and the Employee hereby waives any requirement that any of the Companies provide a

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bond or other security in connection with the issuance of any such  injunction);
provided,   however,  that  nothing  contained  herein  shall  be  construed  as prohibiting the Company or any of its affiliates from pursuing any other rights and remedies available for any such breach or threatened breach.

                  10. Binding Effect. Without limiting or diminishing the effect of the provisions affecting assignment of this Agreement, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, legal representatives and assigns.

                  11. Notices. All notices which are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be sufficient in all respects if given in writing and (i) delivered personally,
(ii) mailed by certified or registered mail, return receipt requested and postage prepaid, (iii) sent via a nationally recognized overnight courier or
(iv) sent via facsimile confirmed in writing to the recipient, if to the Company at the Company's principal place of business, and if to the Employee, at his home address most recently filed with the Company, or to such other address or addresses as either party shall have designated in writing to the other party hereto, provided, however, that any notice sent by certified or registered mail shall be deemed delivered on the date of delivery as evidenced by the return receipt.

                  12. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                  13. Severability. The Employee agrees that in the event that any court of competent jurisdiction shall finally hold that any provision of
Section 6 or 9 hereof is void or constitutes an unreasonable restriction against the Employee, the provisions of such Section 6 or 9 shall not be rendered void but shall apply with respect to such extent as such court may judicially determine constitutes a reasonable restriction under the circumstances. If any part of this Agreement other than Section 6 or 9 is held by a court of competent jurisdiction to be invalid, illegible or incapable of being enforced in whole or in part by reason of any rule of law or public policy, such part shall be deemed to be severed from the remainder of this Agreement for the purpose only of the particular legal proceedings in question and all other covenants and provisions of this Agreement shall in every other respect continue in full force and effect and no covenant or provision shall be deemed dependent upon any other covenant or provision.

                  14. Waiver. Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant or condition, nor shall any waiver or relinquishment of any right or power hereunder at any one or more times be deemed a waiver or relinquishment of such right or power at any other time or times.

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                  15.  Arbitration.  With the exception of any dispute regarding the Employee's compliance with the provisions of Sections 6 and 9 above, any dispute relating to or arising out of the provisions of this Agreement shall be decided by arbitration in Cary, North Carolina, in accordance with the Expedited Arbitration Rules of the American Arbitration Association then obtaining, unless the parties mutually agree otherwise in a writing signed by both parties. This undertaking to arbitrate shall be specifically enforceable. The decision rendered by the arbitrator will be final and judgment may be entered upon it in accordance with appropriate laws in any court having jurisdiction thereof. Each of the parties shall pay his or its own legal fees associated with such arbitration.

                  16. Entire Agreement; Modifications. This Agreement constitutes the entire and final expression of the agreement of the parties with respect to the subject matter hereof and supersedes all prior agreements, oral and written, between the parties hereto with respect to the subject matter hereof. This Agreement may be modified or amended only by an instrument in writing signed by both parties hereto.

                  17. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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                  IN WITNESS  WHEREOF,  the Company and the  Employee  have duly executed and delivered this Agreement as of the day and year first above written.


                                             SPECTRASITE HOLDINGS, INC.



                                             By /s/ Stephen H. Clark
                                             Name: Stephen H. Clark
                                             Title:  Chief Executive Officer



                                             /s/ Calvin J. Payne
                                             Calvin J. Payne